EXHIBIT 23-(4)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of Sonat Inc. (the "Company") on Form S-3 of our report dated March 9, 1999 relating to El Paso Energy Corporation's consolidated financial statements as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which appears in the Company's Current Report on Form 8-K dated July 6, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement relating to such Registration Statement.





PricewaterhouseCoopers LLP

Houston, Texas
July 7, 1999